UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

Counter Press Acquisition Corporation

 (Exact name of registrant as specified in its charter)

Cayman Islands	001-41274	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 Marcus Avenue, Suite 227

 Lake Success, NY 11042

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (718) 775-3013

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	CPAQU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	CPAQ	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CPAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 10, 2023, Counter Press Acquisition Corp. (the “Company”) issued a press release announcing that due to the Company’s inability to consummate an initial business combination or fund an extension within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Amended Charter”), the Company intends to dissolve and liquidate in accordance with the provisions of its Amended Charter and will redeem all of the outstanding Class A ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.15 (without giving effect to any interest that may be withdrawn to pay for taxes and dissolution expenses).

As of the close of business on February 27, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after February 27, 2023.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release, dated February 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTER PRESS ACQUISITION CORPORATION

	By:	/s/ Paul Conway
		Name:	Paul Conway
		Title:	Chief Executive Officer

Dated: February 10, 2023